UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2020

Independence Contract Drilling, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20475 State Highway 249, Suite 300 Houston, TX 77070
(Address of principal executive offices)

(281) 598-1230
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange where registered
Common Stock, $0.01 par value per share	ICD	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders
On February 6, 2020, Independence Contract Drilling, Inc. (the “Company”) held a special meeting of stockholders in Houston, Texas (the “Special Meeting”). At the Special Meeting, stockholders were requested to (i) approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a one-time reverse stock split (the “Reverse Split Amendment”) of the common stock at a ratio of 1 share-for-10-shares up to a ratio of 1 share-for-20-shares, which ratio will be selected by the Company’s Board of Directors and set forth in a public announcement, together with a reduction in the number of authorized shares of the Company’s common stock from 200,000,000 shares to 50,000,000 shares (the “Reverse Split Proposal”) and (ii) adjourn or postpone the Special Meeting to solicit additional proxies in the event that there were not sufficient votes to approve the Reverse Split Amendment and Reverse Split Proposal (the “Adjournment Proposal”), each as more fully described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on December 27, 2019.

Proposal 1: the Reverse Split Amendment and Reverse Split Proposal. The adoption of the Reverse Split Amendment and Reverse Split Proposal was approved by the votes indicated below:

For	Against	Abstain
53,923,491	1,561,598	3,767

Proposal 2: the Adjournment Proposal. The Adjournment Proposal was approved by the votes indicated below:

For	Against	Abstain
52,674,471	2,775,670	38,715

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: February 7, 2020	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President & Chief Financial Officer